UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2026

COLLECTIVE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 S. Rosemary Avenue, Suite 204

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 742-1904

DUNE ACQUISITION CORPORATION II

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	IPODU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IPOD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	IPODW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Collective Acquisition Corp.’s (formerly known as Dune Acquisition Corporation II) (the “Company”) definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2026 (File No. 001-42607) (the “Proxy Statement”), effective as of April 6, 2026, the Schedule 14F Change in Control Date (as defined in the Proxy Statement), the existing members of the board of directors (the “Board”), Carter Glatt, Michael Castaldy, Ben Coates, Jeron Smith and Cecil White, each resigned as directors of the Company and Elliot Richmond was appointed Chairman of the Board and David Bailin and Jeremy Sziklay were appointed as independent directors of the Board. David Bailin and Jeremy Sziklay each serve as members of the Audit Committee and the Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2026, the shareholders of the Company approved the Name Change Proposal (as defined below), which is described in more detail in Item 5.07 below.

In connection with the Name Change Proposal, the Company adopted a Second Amended and Restated Memorandum and Articles of Association (the “Articles”) reflecting the change of name of the Company from “Dune Acquisition Corporation II” to “Collective Acquisition Corp.” with immediate effect. The Articles were filed with the Registrar of Companies in the Cayman Islands.

The foregoing description of the Articles is qualified in its entirety by the full text of the Articles, which are filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2026, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”). An aggregate of 17,802,405 ordinary shares (representing 88.46% of the Company’s issued and outstanding ordinary shares entitled to vote), consisting of Class A ordinary shares, par value $0.0001 per share, and Class B ordinary shares, par value $0.0001 per share, held of record as of March 12, 2026, the record date for the Extraordinary General Meeting, were present either in person or by proxy, which constituted a quorum.

The Company’s issued and outstanding ordinary shares as of the record date consisted of (i) 14,482,813 Class A ordinary shares and (ii) 5,750,000 Class B ordinary shares, for a total of 20,232,813 ordinary shares entitled to vote.

At the Extraordinary General Meeting, the Company’s shareholders voted on the following proposals, each of which is described in additional detail in the Company’s Proxy Statement. Any terms used but not defined herein have the meaning ascribed to them in the Proxy Statement.

1. The Name Change Proposal. To approve, as special resolutions, the change of the name of the Company from “Dune Acquisition Corporation II” to “Collective Acquisition Corp.” and an amendment to the Company’s Articles in the form set forth in Annex A to the Proxy Statement, to reflect the change of name of the Company (the “Name Change Proposal”). The Name Change Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,347,982	0	454,423	0

2. The Adjournment Proposal. As there were sufficient votes to approve the Name Change Proposal at the time of the Extraordinary General Meeting, the Adjournment Proposal was not required and was not put to a vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of Collective Acquisition Corp., effective April 21, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE ACQUISITION CORP.

By:	/s/ Elliot Richmond
	Name:	Elliot Richmond
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Dated: April 27, 2026

2

.